Exhibit 10.7

Lease Amendment

Copart, Inc. - Wickland Oil Company Lease

2701 Waterfront Road, Martinez, CA

This amendment (the “Lease Amendment”) is to that certain “Standard Industrial/Commercial Single-Tenant Lease - Net” (the “Standard Lease”) dated as of December 23, 1998, by and between Wickland Oil Martinez L.P., a California limited partnership, as “Lessor”, and Copart Inc., a California corporation, as “Lessee”, as modified by that certain “Addendum I, Standard Industrial/Commercial Single-Tenant Lease - Net” (the “Addendum I”) also dated December 23, 1998, by and between Wickland Oil Martinez L.P., as “Lessor”, and Copart, Inc., as “Lessee”.  The Standard Lease as modified by Addendum I shall hereafter be referred to as the “Modified Lease”.

If any portion of the Modified Lease should conflict with the terms of this Lease Amendment, the terms of this Lease Amendment shall control.  Defined terms not otherwise defined in this Lease Amendment shall have the meanings ascribed to such terms in the Modified Lease.  All references to the “Lease” in the Modified Lease or this Lease Amendment shall mean the Modified Lease as further modified by this Lease Amendment.

The Modified Lease is hereby amended as follows:

1.             Paragraph 1.1 of the Modified Lease is amended to define “Lessor” as “Wickland Oil Company, a California corporation”.  Lessee acknowledges that Wickland Oil Martinez L.P. has previously transferred and assigned the Premises and its interest in the Modified Lease to Wickland Oil Company.

2.             Paragraph 1.2 of the Modified Lease is amended to read in its entirety as follows:

“Premises:  That certain real property, including all improvements thereon or to be otherwise provided by Lessor under the terms of this Lease, and commonly known as 2701 Waterfront Road, located in the City of Martinez, County of Contra Costa, State of California, and more particularly depicted on Exhibit “One” attached to this Lease Amendment (“Premises”).  Exhibit “A” attached to the Standard Lease is deleted in its entirety.  The term “Premises” includes all off-site improvements and equipment connecting the Premises to utilities except to the extent said improvements and equipment are or will be owned by the utility providers to which they are connected.”

3.             Paragraph 1.3 of the Modified Lease is amended to read in its entirety as follows:

“Term:  Twenty (20) years and zero months (“Original Term”) commencing on January 1, 2001 (“Commencement Date”), and ending on December 31, 2020 (“Expiration Date”).”

4.             The first sentence of Paragraph 1.5 of the Modified Lease is amended to read in its entirety as follows:

“Base Rent:  $65,000 per month (initial “Base Rent”) payable in advance in U.S. currency on the first (1st) day of each calendar month commencing on March 1, 2001.  (See also Paragraph 4)”.  Lessee and Lessor acknowledge that rent for the first two months of the Original Term was $54,886.00 per month, and acknowledge that Lessee has already paid said rent.

5.             Paragraph 1.6 of the Modified Lease is deleted in its entirety.

6.             Paragraph 1.12 of the Modified Lease is amended to read in its entirety as follows:

“Addenda, Exhibits and Amendments.  This Lease consists of the Modified Lease as amended by the Lease Amendment.”

7.             Paragraph 2.2 is amended to read in its entirety as follows:

“Condition.  Lessor delivered the Premises to Lessee as of January 1, 2001 (the “Start Date”), and Lessee accepted the Premises as of that date.  The Parties acknowledge and agree that the Lessor Improvements were substantially completed as of that date.  Lessee’s acceptance of the Premises in no way waives or releases Lessor’s obligation hereunder to complete the Lessor Improvements as soon as reasonably possible by finishing and/or rectifying the “punch list” items identified on Exhibit “Two” to the Lease Amendment.  Lessee shall provide Lessor with reasonable access to the Premises to so complete the Lessor Improvements.  Lessee’s acceptance of the Premises is no way detracts from or alters Lessor’s warranties and representations as contained in Paragraph 56 of the Lease”

8.             The first sentence of Paragraph 2.3 of the Modified Lease is amended to read in its entirety as follows:

“Compliance.  Lessor warrants that the completed Lessor Improvements shall comply with all applicable laws, covenants or restrictions of record, building codes, regulations, ordinances and governmental permits and entitlements (“Applicable Requirements”) in effect on the Start Date.”

9.             The current Lessor’s address is:

Wickland Oil Company

3610 American River Drive Suite 140

Sacramento, California 95864

P.O. Box 13648

Sacramento, California 95853

10.           The introductory sentence of Addendum I is amended to read in its entirety as follows:

“This Addendum I to the Standard Industrial/Commercial Single-Tenant Lease - Net (the “Addendum I”) is attached to, made a part of, and incorporated into that certain Standard Industrial/Commercial Single-Tenant Lease - Net (the “Standard Lease”) dated December 23, 1998, by and between Wickland Oil Company, a California corporation, as Lessor (“Lessor”), and Copart, Inc., a California corporation, as Lessee (“Lessee”), covering the Premises identified in Paragraph 1.2 of the Lease.”

11.           Paragraph 50(A) of the Modified Lease is deleted in its entirety.

12.           Lessor and Lessee each acknowledge and agree that all other conditions precedent contained in Paragraph 50 were timely satisfied or waived by the Parties.  Lessee and Lessor each agree that all Lease termination requirements and options to cancel the Lease contained in Paragraph 50 have lapsed, and that the Lease remains in full force and effect.  The Parties mutually acknowledge and confirm that the Selby I Lease is completely null and void and that neither Lessor nor Lessor’s predecessor in interest has any remaining obligation whatsoever (under the Lease or otherwise) to execute the Selby II Lease.

13.           Paragraph 51 of the Modified Lease is amended to read in its entirety as follows:

“Commencement Date.  The Commencement Date of the Original Term is January 1, 2001.”

14.           Subparagraph 52(A) of the Modified Lease is amended to read in its entirety as follows:

“Initial Base Rent.  As specified in Paragraph 1.5 of this Lease, the initial Base Rent for the Premises shall be $65,000 per month.  The Base Rent shall be subject to adjustment as specified in Subparagraphs 52(B) and 52(C) set forth below.”

15.           Subparagraph 52(B) of the Modified Lease is amended to read in its entirety as follows:

“CPI Adjustment.  For purposes of this Subparagraph 52(B), each twenty-four month period of the Lease Term (the Original Term as extended by any duly exercised Lease Extension Options) commencing on the Commencement Date shall constitute an “Adjustment Period.”  Except as provided otherwise in Subparagraph 52(C), commencing on the first day of the twenty-fifth (25th) month of the Lease Term and every twenty-four months thereafter (each an “Adjustment Date”), the Base Rent in effect immediately prior to each such Adjustment Date shall be increased by (i) the percentage increase, if any, shown by the CPI (as defined below) most recently published in the 12th

24th month of such Adjustment Period; plus (ii) the percentage increase, if any, shown by the CPI most recently published at the 1st month of the Adjustment Period as compared to the CPI most recently published at the 12th month of the Adjustment Period.  Provided, however, in no event shall Base Rent decrease at each Adjustment Date below Base Rent then in effect or increase at each Adjustment Date more than three percent (3%) per year, based on the comparisons made at (i) and (ii) above.

The term “CPI” shall mean the Consumer Price Index in the column for “All Items” in the table entitled “Consumer Price Index for All Urban Consumers:  U.S. City Average, (1982-84 = 100),” published by the Bureau of Labor Statistics of the United States Department of Labor.  If the Bureau of Labor Statistics changes the base period (now 1982-84 = 100), or the composition of CPI, the new index numbers shall be substituted for the old index numbers in making the above computations.  If the CPI is discontinued, the parties shall accept comparable statistics on the purchasing power of the consumer dollar, as published at the time of such discontinuation, by a responsible financial periodical of recognized authority, to be chosen by Lessor and reasonably accepted by Lessee.”

16.           A Subparagraph 52(C) is added to the Lease reading as follows:

“Fair Market Rental Adjustment.  In addition to the CPI Adjustments required by Subparagraph 52(B) of the Lease, a “Fair Market Rental Adjustment” shall be made to the Base Rent effective at the beginning of years 11 and 16 of the Original Term, and the first day of any duly exercised Lease Extension Option (each such date hereafter referred to as a “Fair Market Rental Adjustment Date”).  In the event that the Lease requires a CPI Adjustment and a Fair Market Rental Adjustment on the same date, only the Fair Market Rental Adjustment required by this Subparagraph 52(C) shall be made.

For purposes of this Subparagraph 52(C), “Fair Market Rental” shall be determined in accordance with generally accepted appraisal principles and shall be the market rent payable at the time for comparable properties with similar acreage, Lessor Improvements (excluding the Building and Lessee Improvements) and zoning, considering both the location of the Premises and Lessee’s use thereof.

Commencing on or about the date one year prior to a Fair Market Rental Adjustment Date, the Lessor and Lessee will attempt to determine by agreement the Fair Market Rental which will take effect on said Fair Market Rental Adjustment Date.  If the parties are unable to agree upon such a Fair Market Rental within sixty (60) days, each party will, within thirty (30) days thereafter at a meeting duly noticed in writing by Lessor, exchange each other’s written estimate of monthly Fair Market Rental.  If the higher of the two (2) estimates does not exceed the lower of the two (2) estimates by more than ten percent (10%) of the lower estimate, the Fair Market Rental for the Premises which will take effect on the Fair Market Rental Adjustment Date shall be ninety percent (90%) of the average of the two estimates.  If the higher estimate exceeds the lower estimate by more than ten percent (10%), each party shall, within ten (10) days after the date of exchange of each other’s estimate of the Fair Market Rental, designate an independent exchange of each other’s estimate of Fair Market Rental, designate an independent appraiser who is a member of the American Institute of Real Estate Appraisers (MAI) with at least five (5) years’ experience in commercial/industrial appraisals in the San Francisco Bay Area.  The two (2) MAI appraisers so selected shall select a third MAI appraiser with similar qualifications who shall be an impartial person, unrelated or unaffiliated with Lessor, Lessee and the other appraisers.  The third appraiser shall then determine the Fair Market Rental for the Premises, and his determination shall be binding on both Parties.  If one Party fails to designate an appraiser as provided for above, then the other Party’s appraiser shall make his determination of Fair Market Rental which shall be binding on both Parties.  If a third appraiser can not be agreed upon, either Party to this Lease can, by giving ten (10) days’ prior notice to the other Party, file a petition with the American Arbitration Association solely for the purpose of selecting a third appraiser who meets the qualifications set forth in this Subparagraph 52(C).  Each Party shall compensate the appraiser designated by it and any compensation payable to the third appraiser (and the American Arbitration Association, if utilized) shall be shared equally by Lessor and Lessee.”

17.           Lessor and Lessee agree as follows with respect to Paragraph 53 of the Modified Lease:

(a)           Except for the “punch list” items set forth on Exhibit Two to the Lease Amendment, the “Site Work Preparation” required by Subparagraph 53(A) and the “Site Improvements” required by Subparagraph 53(B) have been completed and accepted by Lessor.  All items identified on Exhibit Two shall be completed by Lessor in conformity with Paragraph 2.2 of the Lease.  Lessor acknowledges that significant changes to the Drainage Plan occurred during the construction process, and that said changes were approved by Lessor and Lessee.

(b)           Subparagraph 53(D) of the Modified Lease is deleted in its entirety.

18.           With respect to Subparagraph 54(B) of the Modified Lease, Lessor acknowledges and agrees that all the conditions precedent to Lessee’s construction of the Lessee Improvements have been satisfied or waived.

19.           Paragraph 55 of the Modified Lease is deleted in its entirety, and the Perimeter Fence reimbursement specified therein is hereby waived by Lessee.

20.           The current Paragraph 59 of the Modified Lease is deleted and replaced with a new Paragraph 59 reading in its entirety as follows:

“Extension Options.  Lessee may, at Lessee’s option, extend the Original Term of this Lease for three (3) additional periods of five (5) years each (the “Lease Extension Options”), subject to all the provisions of this Lease, including but not limited to the provisions for Base Rent adjustment contained in Subparagraphs 52(B) and 52(C).  Failure to exercise a Lease Extension Option shall nullify all subsequent Lease Extension

Options.  Irrevocable notice of Lessee’s exercise of a Lease Extension Option must be in writing and delivered to Lessor by Lessee by a date not more than eighteen (18) months and not less than twelve (12) months before the date upon which the Lease Extension Option being exercised is scheduled to commence.”

21.           The Parties acknowledge that the lot line adjustment referenced in Paragraph 62 of the Modified Lease has occurred and that Wickland Oil Company is the record owner of the Retained Parcel.

21.           Photocopies of the final recorded CC&Rs and Shore Easements referenced in Paragraph 63 of the Modified Lease are attached to this Lease Amendment as Exhibit “Three”.

22.           With respect to Paragraph 65 of the Modified Lease, Lessee hereby confirms and acknowledges that Lessee has surrendered all rights to the real property located in Crockett, California which had been leased by Wickland Oil Company to Lessee pursuant to the terms of the Selby I Lease.

23.           A Paragraph 66 is added to the Lease reading as follows:

“Miscellaneous Matters.  Lessor and Lessee each acknowledge approval of the memorandum dated July 20, 2000 from John Margowski to Mike Carson and Paul Styer allocating and confirming responsibility for certain items relating to the Premises.  A copy of said memorandum is attached as Exhibit “Four” to this Lease Amendment.

Within two weeks after this Lease Amendment has been executed by Lessee and Lessor, Lessee shall, pursuant to Paragraph 50(C) and as orally agreed upon on June 1, 2000, remit to Lessor the sum of $550,000 as compensation for Lessee’s negotiated share of excess costs incurred by Lessor in constructing the Lessor Improvements.  In addition, Lessor and Lessee acknowledge and agree that the cost of complying with Condition No. XVIII (K) of City of Martinez Conditional Use Permit No. 99-05 (the “Skateboard Park Condition) shall be shared evenly by Lessor and Lessee.  All payments to the City of Martinez pursuant to the Skateboard Park Condition shall be made by Lessor.  Lessee shall reimburse Lessor for fifty percent (50%) of each said payment within two weeks after Lessor has made said payment to the City of Martinez and thereafter delivered an invoice for the reimbursement amount to Lessee.

Lessor shall be solely responsible for fulfilling the following commitments made during the permitting process for the Copart auto auction facility:

(i)            Wetland easement and fee simple dedication commitments made to the East Bay Regional Parks District.

(ii)           Mitigation fee commitment in the amount of $15,000 made to the East Bay Regional Parks District.

(iii)          Mitigation fee commitment in the amount of $20,000 made to the U.S. Fish and Wildlife Department.

Except as specifically amended herein, the provisions of the Modified Lease shall remain in full force and effect.

Lessor:

Date: Feb 26, 2001	Wickland Oil Company, a California Corporation

	By:	/s/ Daniel E. Hall
	Its:	President

Lessee:

Date: Feb 28, 2001	Copart, Inc., a California Corporation

	By:	/s/ Paul A. Styer
	Its:	Secretary

AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE – NET

(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1.                                      Basic Provisions (“Basic Provisions”).

1.1.          Parties:  This Lease (“Lease”), dated for reference purposes only, December 23, 1998, is made by and between Wickland Oil Martinez, L.P. a California limited partnership (“Lessor”) and Copart Inc., a California corporation

(“Lessee”), (collectively the “Parties,” or individually a “Party”).

1.2           Premises:  That certain real property, including all Improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as address to follow, located in the County of Contra Contra, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the “Project”, if the property is located within a Project) approx. forty (40) acres of industrial land located in the City of Martinez, California, generally depicted on Exhibit “A” to the Addendum (“Premises”).  (See also Paragraph 2)

1.3           Term:  Ten (10) years and zero months (“Original Term”) commencing on or about July 1, 2000 (“Commencement Date”) see Addendum, and ending Ten (10) Years thereafter (“Expiration Date”).  (See also Paragraph 3)

1.4           Early Possession:  n/a (“Early Possession Date”).  (See also Paragraphs 3.2 and 3.3)

1.5           Base Rent:  $54,886.00 per month (“Base Rent”), payable on the first (1st) day of each month commencing upon substantial completion of Lessor’s Improvements and satisfaction of the conditions set forth in the Addendum.  (See also Paragraph 4)

☒  If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6           Base Rent Paid Upon Commencement:  $ 54,886.00 as Base Rent for the period which commences upon substantial completion of Lessor’s Improvements and satisfaction of the conditions set forth in the Addendum

1.7           Security Deposit:  $54,886.00 (“Security Deposit”).  (See also Paragraph 5)

1.8           Agreed Use:  storage, distribution and auction of vehicles, including damaged vehicles  (See also Paragraph 6)

1.9           Insuring Party:  Lessee is the “Insuring Party” unless otherwise stated herein.  (See also Paragraph 8)

1.10         Real Estate Brokers:  (See also Paragraph 15)

(a) Representation:  The following real estate brokers (collectively, the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☐                                                         represents Lessor exclusively (“Lessor’s Broker”);

☐                                                         represents Lessee exclusively (“Lessee’s Broker”); or

☒  Colliers International represents both Lessor and Lessee (“Dual Agency”).

(b) Payment to Brokers: Within five (5) days of Lessee’s occupancy of the Premises, Lessor shall pay to the Broker the fee agreed to in their separate written agreement.

1.12         Addenda and Exhibits.  Attached hereto is an Addendum or Addenda consisting of Paragraphs 50 through 65 and Exhibits A – E all of which constitute a part of this Lease.

2.                                      Premises.

2.1           Letting.  Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease.  Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental, is an approximation which the Parties agree is reasonable and the rental based thereon is not subject to revision whether or not the actual size is more or less.

2.2           Condition.  Lessor shall deliver the Premises to Lessee free of debris on the Commencement Date (“Start Date”).  If a non-compliance with said warranty exists as of the Start Date, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor’s expense.

2.3           Compliance.  Lessor warrants that the Lessor Improvements on the Premises (see Addendum) comply with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances (“Applicable Requirements”) in effect on the Start Date.  Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee.  If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense.  If the Applicable Requirements are hereafter changed (as opposed to being in existence at the Start Date, which is addressed in Paragraph 6.2(e) below) so as to require during the term of this Lease the construction of an addition to or an alteration of Lessor Improvements or the Building, (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

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Lessee shall be fully responsible for the cost thereof provided, however that if such Capital Expenditure is required during the last two (2) years of this Lease ??? the cost thereof exceeds six (6) months’ Base Rent Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within ten (10) days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to six (6) months’ Base Rent.  If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least ninety (90) days thereafter.  Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and now Applicable Requirements.  If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

2.4           Acknowledgements.  Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee’s intended use; (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises; and (c) neither Lessor, Lessor’s agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.  In addition, Lessor acknowledges that: (a) Broker has made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises; and (b) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5           Lessee as Prior Owner/Occupant.  The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises.  In such event, Lessee shall be responsible for any necessary corrective work.

3.                                      Term.  See Addendum

3.1           Term.  The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.4           Lease Compliance.  Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5).  Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance.  Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.                                      Rent.  See Addendum

4.1           Rent Defined.  All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2           Payment.  Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due.  Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month.  Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing.  Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating.

5.                                      Security Deposit.  Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease.  If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof.  If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease.  If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent.  Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof.  If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on said change in financial condition.  Lessor shall not be required to keep the Security Deposit separate from its general accounts.  Within fourteen (14) days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within thirty (30) days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor.  No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6.                                      Use.

6.1           Use.  Lessee shall use and occupy the Premises only for the Agreed Use, and for no other purpose.  Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties.

6.2           Hazardous Substances.

(a) Reportable Uses Require Consent.  The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory.  Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof.  Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements.  “Reportable Use” shall mean (i) the Installation or use of any above or below ground storage

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tank, (ii) the generation, possession, storage, us?? transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required ?? filed with, any governmental authority, and/or (iii) the ?? at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties.  Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor.  In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b) Duty to Inform Lessor.  If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) Lessee Remediation.  Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d) Lessee Indemnification.  Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, its agents or employee in violation of the Applicable Requirements, (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties).  Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.  No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e) Lessor Indemnification.  Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which existed as a result of Hazardous Substances on the Premises prior to the Start Date or which are caused by the negligence or willful misconduct of Lessor, its agents or employees.  Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) Investigations and Remediations.  Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in Paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment.  Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g) Lessor Termination Option.  If a Hazardous Substance Condition occurs during the term of this Lease, where such condition renders all or substantially all of the Premises untenantable, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds Five Million Dollars ($5,000,000), give written notice to Lessee, within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date sixty (60) days following the date of such notice.  In the event Lessor elects to give a termination notice, Lessee may, within ten (10) days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds Five Million Dollars ($5,000,000).  Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days following such commitment.  In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available.  If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.  In the event that Lessor terminates this Lease pursuant to the terms of this paragraph, or in the event that a governmental agency or authority orders the premises vacated longer than ninety (90) days, as a result of an unabated Hazardous Substance Condition, Lessor shall reimburse Lessee for the unamortized cost of Lessee improvements placed upon the Premises.

6.3           Lessee’s Compliance with Applicable Requirements.  Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date.  Lessee shall, within ten (10) days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

6.4           Inspection; Compliance.  Lessor and Lessor’s “Lender” (as defined in Paragraph 30 below) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease.  The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority.  In such case, Lessee shall upon request reimburse Lessor for the cost of such inspections, so long as such inspection is reasonably related to the violation or contamination.

7.                                      Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1           Lessee’s Obligations.

(a) In General.  Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations, and Alterations in good order, condition and repair.  (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises.  Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices.  Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.  Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

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7.2                                 Lessor’s Obligations.  Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance); 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee.  It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3                                 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions; Consent Required.  The term “Utility Installations” refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises.  The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises.  The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion.  “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).  Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent.  Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed $50,000 in the aggregate or $10,000 in any one year.

(b) Consent.  Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans.  Consent shall be deemed conditioned upon Lessee’s:  (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner.  Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials.  Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications.

(c) Indemnification.  Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein.  Lessee shall give Lessor not less than ten (10) days’ notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility.  If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof.  If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same.  If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4                                 Ownership; Removal; Surrender; and Restoration.

(a) Ownership.  All Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises.  Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations.  All Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(c) Surrender/Restoration.  Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted.  “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice.  Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Lessee.  Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee.  The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.                                      Insurance; Indemnity.

8.1                                 Payment For Insurance.  Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence.  Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term.  Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice.

8.2                                 Liability Insurance.

(a) Carried by Lessee.  Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee and Lessor against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.  Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an “Additional Insured-Managers or Lessors of Premises Endorsement”.  The Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an ‘insured contract’ for the performance of Lessee’s indemnity obligations under this Lease.  The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder.  All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

8.3                                 Property Insurance - Building, Improvements and Rental Value.

(a) Building and Improvements.  The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any groundlessor, and to any Lender(s) insuring loss or damage to the Premises.  The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available Insurable value thereof.  If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor.  If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss.  Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.  If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

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8.4                                 Lessee’s Property/Business Interruption Insurance.

(a) Property Damage. Lessor shall obtain and maintain insurance coverage on all ??????oe’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations.  Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence.  The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.  Lessee shall provide Lessor with written evidence that such insurance is in force.

(c) No Representation of Adequate Coverage.  Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5                                 Insurance Policies.  Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least B+, V, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender.  Lessee shall not do or permit to be done anything which invalidates the required insurance policies.  Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance.  No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor.  Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand.  Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less.  If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6                                 Waiver of Subrogation.  Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein.  The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto.  The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7                                 Indemnity.  Except for Lessor’s negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee.  If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense.  Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8                                 Exemption of Lessor from Liability.  Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places.  Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor.  Notwithstanding Lessor’s negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom.

9.                                      Damage or Destruction.

9.1                                 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than the Lessee constructed building and Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in six (6) months or less from the date of the damage or destruction.  Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b) “Premises Total Destruction” shall mean damage or destruction to the Premises, other than the Lessee constructed building and Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction.  Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) “Insured Loss” shall mean damage or destruction to Improvement on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the Insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

9.2                                 Partial Damage - Insured Loss.  If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable Insurance proceeds available to Lessee on a reasonable basis for that purpose.  Notwithstanding the foregoing, if the required Insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee’s responsibility) as and when required to complete said repairs.  In the event, however, such shortage) was due to the fact that, by reason of the unique nature of the Improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor.  If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonable possible and this Lease shall remain in full force and effect.  If such funds or assurance are not received, Lessor shall make such restoration and repair as is commercially reasonably with Lessee paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction.  Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some Insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3                                 Partial Damage - Uninsured Loss.  If a Premises Partial Damage that is not an Insured Loss occurs, Lessor shall repair such damage as soon as reasonably possible at lessee’s expense, in which event this Lease shall continue in full force and effect.  Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after notice of the uninsured loss.  In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available.  If Lessee does not make the funds available, this Lease shall terminate as of the expiration of the thirty (30) day period.

9.4                                 Total Destruction.  Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, at the sole option of Lessee, this Lease shall terminate sixty (60) days following such Destruction.  If the damage or destruction was caused by the negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5                                 Damage Near End of Term.  If at any time during the last six (6) months of this Lease there is damage for which the cost to repair exceeds one (1) month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Lessee within thirty (30) days after the date of occurrence of such damage.  Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b)

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providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten days after Lessee’s receipt of Lessor’s written ??ce purporting to terminate this Lease, or (ii) the day ???? the date upon which such option expires.  If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in Insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect.  If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6           Abatement of Rent; Lessee’s Remedies.

(a) Abatement.  In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired.  All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies.  If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within ninety (90) days after such obligation shall accrue.  Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice.  If Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice.  If the repair or restoration is commenced within said thirty (30) days, this Lease shall continue in full force and effect.  “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7           Termination - Advance Payments.  Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor.  Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8           Walve Statutes.  Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.          Real Property Taxes.

10.1         Definition of “Real Property Taxes.”  As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); Improvement bond; and/or license fee imposed upon or levied against any legal or equitable Interest of Lessor in the Premises, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located.  The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises.

10.2

(a) Payment of Taxes.  Lessee shall pay the Real Property Taxes applicable to the Premises during the term of this Lease.  Subject to Paragraph 10.2(b), all such payments shall be made at least ten (10) days prior to any delinquency data.  Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid.  If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee’s share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment.  If Lessee shall fail to pay any required Real Property Taxes, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

(b) Advance Payment.  In the event Lessee incurs a late charge on any Rent payment, Lessor may, at Lessor’s option, estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee, either; (i) in a lump sum amount equal to the Installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent.  If Lessor elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent.  When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes.  If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sums as are necessary to pay such obligations.  All monies paid to Lessor under this Paragraph may be intermingled with other monies of Lessor and shall not bear interest.  In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may, at the option of Lessor, be treated as an additional Security Deposit.

10.3         Joint Assessment.  If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.

10.4         Personal Property Taxes.  Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee.  When possible, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor.  If any of Lessee’s said personal property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within ten (10) days after receipt of a written statement.

11.          Utilities.  Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.  If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered.

12.          Assignment and Subletting.

12.1         Lessor’s Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent.  Notwithstanding the above, Lessor hereby expressly consents to Lessee subletting portions of the Premises to customers that supply Lessee with vehicles for sale at auction.  Lessee shall provide Lessor with copies of any and all subleases entered into by Lessee.

(e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

12.2         Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, any assignment or subletting shall not:  (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease;  (ii) release Lessee of any obligations hereunder; or  (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment.  Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of

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Lessor’s right to exercise its remedies for Lesso? ??fault or Breach.

(c) Lessor’s consent to any as????ment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.  This provision is inapplicable as to subleases with Lessee’s vehicle supplying customers, as set forth in Sec. 12.1 (a).

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

12.3         Additional Terms and Conditions Applicable to Subletting.  The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent.  Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee.  Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease.  Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach of Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice.  The sublessee shall have a right of reimbursement and offset from the against Lessee for any such Defaults cured by the sublessee.

13.          Default; Breach; Remedies.

13.1         Default; Breach.  A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease.  A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) business days following written notice to Lessee.

(c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (iii) the rescission of an unauthorized assignment or subletting, (iv) a Tenancy Statement, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period thirty (30) days following written notice to Lessee.

(d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(e) The occurrence of any of the following events:  (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph 13.1 (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

13.2         Remedies.  If Lessee fails to perform any of its affirmative duties or obligations, within ten (10) days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duly or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals.  The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor.  If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier’s check.  In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a)  Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor.  In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease.  The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%).  Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12.  If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit.  If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1.  In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful

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detainer and a Breach of this Lease entitling Lessor?? the remedies provided for in the this Lease and/or by said statute.

(b)  Continue the Lease and Le????’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations.  Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interest, shall not constitute a termination of the Lessee’s right to possession.

(c)  Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located.  The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3         Inducement Recapture.  Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provision,” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease.  Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee.  The acceptance by Lessor of Rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4         Late Charges.  Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges which may be Imposed upon Lessor by any Lender.  Accordingly, if any Rent shall not be received by Lessor within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to five percent (5%) of each such overdue amount.  The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment.  Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder.  In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5         Interest.  Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within thirty (30) days following the date on which it was for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments.  The interest (“Interest”) charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus two percent (2%), but shall not exceed the maximum rate allowed by law.  Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6         Breach by Lessor.

(a)  Notice of Breach.  Lessor shall not be deemed breach of this Lease unless Lessor falls within a reasonable time to perform an obligation required to be performed by Lessor.  For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

(b)  Performance by Lessee on Behalf of Lessor.  In the event that neither Lessor nor Lender cures said breach within thirty (30) days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent an amount equal to the greater of one month’s Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Lessee’s right to reimbursement from Lessor.  Lessee shall document the cost of said cure and supply said documentation to Lessor.

14.          Condemnation.  If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs.  If more than ten percent (10%) of any building portion of the Premises, or more than twenty-five percent (25%) of the land area portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, with ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession.  If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation.  Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph.  All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor.  In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.          Brokers’ Fee.  Reference Separate Broker’s Agreement

15.2         Assumption of Obligations.  Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder.  Each Broker shall be a third party beneficiary of the provisions of Paragraphs 1.10, 15, 22 and 31.  If Lessor fails to pay to a Broker any amounts due as and for commissions pertaining to this Lease when due, then such amounts shall accrue interest.  In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts with ten (10) days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent.  In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker.

15.3         Representations and Indemnities of Broker Relationships.  Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokars is entitled to any commission or finder’s fee in connection herewith.  Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, Including any costs, expenses, and/or attorney’s fees reasonably incurred with respect thereto.

16.          Estoppel Certificates.

(a)  Each party (as “Responding Party”) shall within ten (10) days after written notice from the other Party (the “Requesting Party”) execute acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the American industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b)  If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such ten day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s Rent has been paid in advance, Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c)  If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including, but not limited to, Lessee’s financial statements for the past three (3) years.  All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.          Definition of Lessor.  The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease.  In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to

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the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor.  Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit as aforesaid ??? prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor.  Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.  Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor’s interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6 above.

18.          Severability.  The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.          Days.  Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20.          Limitation on Liability.  Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.          Time of Essence.  Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.          No Prior or Other Agreements; Broker Disclaimer.  This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.  Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises.  Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.  The liability (including court costs and Attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23.          Notices.

23.1         Notice Requirements.  All notices required or permitted by this Lease shall be in writing and may be delivered in person (by land or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23.  The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices.  Either Party may be written notice to the other specify a different address for notice.  A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2         Date of Notice.  Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon.  If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid.  Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier.  Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail.  If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.          Waivers.  No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof.  Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.  The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee.  Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.          Recording.  Either Lessor or Lessee shall, upon request of the other, execute acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes.  The Party requesting recordation shall be responsible for payment of any fees applicable thereto.

26.          No Right To Holdover.  Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease.  In the event that Lessee holds over, then the Base Rent shall be increased to one hundred twenty five percent (125%) of the Base Rent applicable during the month immediately preceding the expiration or termination.  Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.          Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.          Covenants and Conditions; Construction of Agreement.  All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.  In construing this Lease, all heading and titles are for the convenience of the Parties only and shall not be considered a part of this Lease.  Whenever required by the context, the singular shall include the plural and vice versa.  This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both the Parties had prepared it.

29.          Binding Effect; Choice of Law.  This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located.  Any litigation between the Parties hereto concerning this Lease shall be initiated in the country in which the Premises are located.

30.          Subordination; Attornment; Non-Disturbance.

30.1         Subordination.  This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof.  However, Lessor hereby warrants and represents that no Security Devices encumber the Premises as of the execution date of this Agreement.  Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lessor’s Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease unless and until they take title to the Premises after foreclosure.  Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2         Attornment.  Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not:  (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor; or (iii) be bound by prepayment of more than one (1) month’s rent.

30.3         Non-Disturbance.  With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement” from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.  With respect to Security Devices entered into by Lessor prior to the execution of this Lease, Lessor hereby represents and warrants that no such Security Devices exist as of the execution date of this Agreement.

30.4         Self-Executing.  The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.          Attorneys’ Fees.  If any Party or Broker brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney’s’ fees.  Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment.  The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense.  The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred.  In addition, Lessor shall be entitled to attorneys’ fees, costs

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and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or ??? Breach.

32.          Lessor’s Access; Showing Premises; Repairs.  Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary.  All such activities shall be without abatement of rent or liability to Lessee.  Lessor may at any time place on the Premises any ordinary “For Sale” signs and Lessor may during the last six (6) months of the term hereof place on the Premises any ordinary “For Lease” signs.  Lessee may at any time place on or about the Premises any ordinary “For Sublease” sign.

34.          Signs.  See Addendum.

35.          Termination; Merger.  Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies.  Lessor’s failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser Interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36.          Consents.  Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed.  Lessor’s actual reasonable costs and expenses (including, but not limited to, architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including, but not limited to, consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor.  Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgement that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.  The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.  In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

38.          Quiet Possession.  Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.          Options.

39.1         Definition.  “Option” shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2         Options Personal To Original Lessee.  Each Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3         Multiple Options.  In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validity exercised.

39.4         Effect of Default on Options.

(a)  Lessee shall have no right to exercise an Option:  (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given three (3) or more notices of separate Default, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

(b)  The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4 (a).

(c)  An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of thirty (30) days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) Lessor gives to Lessee three (3) or more notices of separate Default during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

41.          Security Measures.  Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same.  Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42.          Reservations.  Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee.  Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43.          Performance Under Protest.  If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of each sum.  If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

44.          Authority.  If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf.  Each Party shall, within thirty (30) days after request, deliver to the other Party satisfactory evidence of such authority.

45.          Conflict.  Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.          Offer.  Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party.  This Lease is not intended to be binding until executed and delivered by all parties hereto.

47.          Amendments.  This lease may be modified only in writing, signed by the Parties in interest at the time of the modification.  As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48.          Multiple Parties.  If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

49.          Mediation and Arbitration of Disputes.  An Addendum requiring the Meditation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☒ is not attached to this Lease.

Initials	/s/ DEH/PAS

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR ???RMED AND VOLUNTARY CONSENT THERETO ??? PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION:  NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES.  THE PARTIES ARE URGED TO:

1.  SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2.  RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES.  SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING:  IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	Benicia, CA	Executed at:	Benicia, CA
on:	12/23/98	on:	12/23/98
By LESSOR:		By LESSEE:
Wickland Oil Martinez, L.P., A California limited partnership		Copart Inc., a California corporation

By:	/s/ Daniel E. Hall	By:	/s/ Paul A. Styer

Name Printed:	Daniel E. Hall	Name Printed: Paul A. Styer
Title:	Vice Pres.	Title: General Counsel

By:		By:
Name Printed:		Name Printed:
Title:		Title:
Address:	P.O. Box 13648 - 3640 American River Dr., Sacramento, CA 95864	Address:	5500 East Second St., 2nd Floor Benicia, CA 94510
Telephone: (916) 978 - 2400		Telephone: (707) 748 - 5000
Facsimile: (916) 978 - 2410		Facsimile: (707) 748 - 5099
Federal ID No.		Federal ID No.

NOTE:           These forms are often modified to meet the changing requirements of law and industry needs.  Always write or call to make sure you are utilizing the most current form:  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So, Flower Street, Suite 600, Los Angeles, California 90017. (213) 687-8777. Fax No. (213) 687-8616

Addendum I

Standard Industrial/Commercial Single-Tenant Lease - Net

This Addendum I to the Standard Industrial/Commercial Single-Tenant Lease - Net (the “Addendum I”) is attached to, made a part of, and incorporated into that certain Standard Industrial/Commercial Single-Tenant Lease-Net (the “Lease”) dated December 23, 1998, by and between Wickland Oil Martinez, L.P., a California Limited Partnership as Lessor (“Lessor”) and Copart, Inc., a California Corporation as Lessee (“Lessee”) covering the Premises consisting of approximately forty (40) acres of real property located in the City of Martinez, County of Contra Costa, State of California, and more generally depicted on Exhibit “A” to the Lease.

If any portion of the Lease should conflict with the terms of this Addendum I, the terms of this Addendum I shall control.

Defined terms not otherwise defined in this Addendum I shall have the meanings ascribed to such terms in the Standard Lease.

All references to the “Lease” in the Lease or in this Addendum I shall mean the Lease as modified by this Addendum I.

Additional Provisions:

50.                               Conditions Precedent to Lease.  Lessor’s obligation to lease the Premises to Lessee shall be conditioned upon completion of the following to Lessor’s satisfaction:

A.                                    Survey.  A mutually acceptable survey (“Survey”) of the Premises will be completed by Lessor and the exact square footage of the Premises will be determined.  Once the Survey is completed the legal description of the Premises shall be attached as part of Exhibit A and be made a part of the Lease.

B.                                    Permits.  Lessor shall take commercially reasonable efforts to obtain all permits, approvals, consents and entitlements (“Permits”) required by all governmental authorities having jurisdiction to permit Lessee’s Agreed Use as described in Paragraph 1.8 of the Lease.  Lessee shall cooperate with Lessor in executing necessary documents, attending hearings with local governmental authorities and the like.  All conditions to Permits must be mutually acceptable to Lessor and Lessee; provided, however, that neither Lessor nor Lessee shall unreasonably disapprove of any Permit condition.  In addition to other reasonable bases, Lessee agrees that Lessor shall be deemed to be reasonable in withholding its consent to a Permit condition which requires Lessor to install substantial offsite improvements.  If, during the Permit process, Lessor requests in writing that Lessee approve of any proposed Permit condition, Lessee shall, within five (5) working days of Lessee’s receipt of the request, deliver to Lessor a written approval or disapproval, which also contains, in the event of a disapproval, the reasons for such action.  Attached hereto as Exhibit E hereto are conditions contained in a use permit recently issued by Contra Costa County for a use similar to the Agreed Use.  Lessee hereby approves the conditions contained in the attached use permit, and confirms that similar conditions are acceptable for inclusion in the Permits.

C.                                    Agreement On Payment of Excess Costs.  Lessor shall be satisfied that the cost of Lessor’s Improvements (as defined below) plus the cost of any improvements to the Premises required as conditions to the Permits shall not exceed Sixty-Two Thousand Five Hundred Dollars ($62,500.00) per acre multiplied by the exact useable acreage of the Premises as reflected by the Survey (“Allowance”).  For purposes of determining the useable acreage of the Premises, any acreage in excess of one (1) acre required for a storm water retention pond (“Retention Pond”) shall be excluded.  In the event such costs exceed the Allowance, then the parties agree to meet and attempt to negotiate an equitable sharing of the portion of the costs which exceed the

Allowance.  Either party shall have the right, but not the obligation, to pay such excess costs in whole or in part.  In the event the parties fail to agree on payment of the excess costs, either party may terminate the Lease as provided below.  For purposes of this provision, “Lessor’s costs” shall mean all hard and soft costs of constructing the improvements, but excluding costs associated with permit processing or studies required for permit processing.

D.                                    Building Permit.  Lessee shall have obtained all Permits necessary to complete Lessee’s Improvements (as defined below).

E.                                      Taxes, Levies and Assessments.  Lessee shall have reviewed and approved information provided by Lessor on real property taxes, bonds, assessments and levies affecting the Premises.

If the above conditions precedent have not been satisfied to Lessor’s and Lessee’s satisfaction by October 1, 2000, this Lease shall at the option of either Lessor or Lessee be canceled upon written notice to the other party, and all funds and deposits made by Lessee to Lessor shall be returned to Lessee.

If prior to October 1, 2000, despite Lessor’s good faith and commercially reasonable efforts, the parties are unable to obtain the Permits with mutually acceptable conditions, or the parties believe that one or more of the other conditions precedent set forth above cannot be satisfied, Lessor and Lessee shall terminate this Lease.  In such event, Wickland Oil Company as Lessor and Lessee will execute a new Lease and Addendum (“Selby II Lease”) for certain real property located in the City of Crocket, California and pursue obtaining Permits for such property pursuant to the Lease.  The form of the Selby II Lease is attached as Exhibit C to that certain Lease and Addendum executed by Wickland Oil Company as Lessor dated 12/23, 1998 (“Selby I Lease”).

51.                               Commencement Date.  The Lease Term shall commence upon satisfaction of the conditions set forth in Paragraph 50 and upon substantial completion of Lessor’s Improvements as described in Paragraph 53 below.  Lessor anticipates that Lessor will substantially complete Lessor’s Improvements within one hundred twenty (120) days from the date the Permits are obtained.  Upon substantial completion of Lessor’s Improvements, the parties agree to execute an amendment to this Lease confirming the actual Commencement Date.

52.                               Rent.

A.                                    Initial Base Rent.  The initial Base Rent for the Premises shall be $0.0315 per Useable Square Foot or $54,886.00 per month based on a 40-acre useable parcel.  If the acreage of the Premises changes based on the Survey, the initial monthly Base Rent shall be adjusted accordingly based on the rental rate of $0.0315 per Useable Square Foot per month.  For purposes of determining the useable square footage of the Premises, any square footage in excess of one (1) acre required for the Retention Pond shall be excluded.  In the event the square footage of the Premises is adjusted, Lessor and Lessee agree to execute an amendment to this Lease confirming the initial Base Rent.

B.                                    CPI Adjustment.

(i) For purposes of this provision, each twenty-four month period of the Lease Term commencing on the Commencement Date shall constitute an “Adjustment Period.”  Commencing with the monthly installment of Base Rent due on the twenty-fifth (25th) month of the Lease Term and every twenty-four (24) months thereafter (each an “Adjustment Date”), the Base Rent in effect immediately prior to each such Adjustment Date shall be increased by (i) the percentage increase, if any, shown by the CPI (as defined below) most recently published at the 12th month of the Adjustment Period as compared to the CPI most recently published at the 24th month of such Adjustment Period; plus (ii) the percentage increase, if any, shown by the CPI most recently published at the 1st month of such Adjustment Period as compared to the CPI most recently published at the 12th month of the Adjustment Period.  Provided, however, in no event shall Base Rent decrease at each Adjustment Date below Base Rent then in effect or increase at each Adjustment Date more than three percent (3%) per year, based on the comparisons made at (i) and (ii) above.

(ii) “CPI” shall mean the Consumer Price Index in the column for “All Items” in the table entitled “Consumer Price Index for All Urban Consumers:  U.S. City Average, (1982-84=100),” published by the Bureau of Labor Statistics of the Unites States Department of Labor.  If the Bureau of Labor Statistics changes the base period (now 1982-84=100), or the composition of the CPI, the new index numbers shall be substituted for the old index numbers in making the above computations.  If the CPI is discontinued, the parties shall accept comparable statistics on the purchasing power of the consumer dollar, as published at the time of such discontinuation, by a responsible financial periodical of recognized authority, to be chosen by Lessor and reasonably accepted by Lessee.

53.                               Lessor’s Improvements.

Subject to Paragraph 50.C. above, Lessor at Lessor’s sole cost shall complete the following improvements to the Premises prior to Lessee’s occupancy and the Commencement Date (collectively, “Lessor’s Improvements”):

A.                                    Site Work Preparation.  The site is to be filled if necessary, graded and compacted to 95% to the extent that it is reasonably possible, per the Drainage Plan attached as Exhibit B.

B.                                    Site Improvements.

(i)                           The site (±40 acres) is to be improved with 6 inches of 3/8-inch to 1/2-inch rock. The rock is to be placed in two 3-inch lifts compacted to ±95%.

(ii)                        Asphalt - 4 inches of asphalt shall be placed and compacted in two 2-inch lifts covering 10 acres.

(iii)                     Drainage - Lessor will install drainage on the site through sheet drainage, pursuant to the Drainage Plan agreed upon by the parties and attached as Exhibit B hereto.

(iv)                    Utilities - The site will be separately metered with adequate city water, firewater (if required by local authorities) and sewer service.  Minimum power service of 600 amps @ 277/480 volts will be provided to the Premises with phone/data service to the site.  City water, firewater, sewer service and phone/data service shall all be stubbed and brought to the Premises at a mutually acceptable location.

(v)                       Landscaping - Lessor will install such landscaping at the Premises as required by the Permits, pursuant to a mutually acceptable landscaping plan, and Lessee shall maintain the landscaping pursuant to Paragraph 7.1 of the Lease.

C.                                    Fees.  Lessor at Lessor’s cost shall obtain and pay for all fees and assessments required by applicable governmental authorities necessary for Lessee’s use (excluding any fees or assessments such as building permit fees associated with Lessee’s construction of the Building described in Paragraph 54 below, which shall be Lessee’s responsibility).

D.                                    Substantial Completion.  Lessor’s Improvements shall be deemed substantially complete when (i) Lessor’s general contractor certifies to Lessor and Lessee that the work is complete pursuant to this provision; (ii) representatives of the appropriate governmental authorities have inspected and approved Lessor’s Improvements; and (iii) Lessor has obtained a certificate of completion or similar written evidence from appropriate governmental authorities that the improvements are complete.

E.                                      Lessee Access.  Lessor agrees to cooperate with Lessee in facilitating Lessee’s development of the Premises during the time frame when Lessor is completing Lessor’s Improvements.  Lessor agrees that Lessee may have reasonable access to the Premises prior to the Commencement Date while Lessor is completing Lessor’s Improvements in order to commence construction of Lessee’s Improvements (described in Paragraph 54 below), on the following conditions:

(i) Lessee and Lessee’s employees, agents and contractors will work in harmony with and not interfere with Lessor and its employees, agents and contractors in performing Lessor’s Improvements;

(ii) Such entry by and occupancy of the Premises by Lessee and Lessee’s agents, employees and contractors shall be subject to all the terms and conditions of the Lease and this Addendum, excluding the covenant to pay rent; and

(iii) At Lessor’s request, Lessee shall provide Lessor evidence of all insurance required under the Lease and this Addendum.

54.                               Lessee Improvements:

A.                                    Lessee’s Building - Lessee at Lessee’s cost shall construct an approximately 10,000 square foot metal structure (“the Building”) at a mutually acceptable location on the Premises and shall install a solid (nontransparent), metal fence (at least six (6) feet in height) around the perimeter of the Premises (“Perimeter Fence”).  Together, the Building and the Perimeter Fence constitute “Lessee’s Improvements.”  Lessee shall be responsible for taking all utilities stubbed at the site into the Building.

B.                                    Conditions to Lessee’s Construction.  Prior to constructing Lessee’s Improvements, Lessee shall:

(i)                                     Deliver to Lessor for Lessor’s approval two (2) sets of preliminary construction plans and specifications prepared by an architect or engineer, sufficient to enable potential contractors and subcontractors to make reasonably accurate bid estimates Lessor shall review and either approve or disapprove such preliminary plans and specifications within ten (10) days of receipt.  Lessor shall not unreasonably disapprove preliminary plans and specifications.  Lessee shall not deliver working drawings to any governmental body for a building permit until preliminary plans are approved as required by this Paragraph 54.B

(ii)                                  Prepare final working plans and specifications conforming to preliminary plans previously approved by Lessor, submit them to the appropriate governmental agencies for approval, and deliver to Lessor one complete set as approved by the governmental agencies.

(iii)                               Notify Lessor of Lessee’s intention to commence work not less than ten (10) calendar days before commencement of any such work or delivery of any materials.  Lessor reserves the right at any time and from time to time to maintain on the Premises such notices as may be necessary to protect Lessor against liability for all subcontractors’, mechanics’ and materialmen’s liens and claims.

(iv)                              Deliver to Lessor certificates of insurance evidencing coverage for “builder’s risk” insuring against all insurable risks in an amount equal to the estimated costs of construction of Lessee’s Improvements, evidence of workers’ compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Lessor or the Premises, and evidence that Lessee has paid or caused to be paid all premiums for the coverage described above in this Paragraph 54.B(iv) and any increase in premiums on insurance provided for in Article 8 of the Lease, sufficient to ensure maintenance of all insurance described above during the anticipated course of the work. Furthermore, insurance coverage required by the foregoing sentence shall comply in all applicable respects with the requirements of Article 8 of the Lease.  Lessee shall maintain, keep in force and pay all premiums required to maintain and keep in force all insurance described above at all times during which such work is in progress.

C.                                    Completion of Work.  Construction of Lessee’s Improvements shall be performed in a good and workmanlike manner, shall substantially comply with plans and specifications submitted to Lessor as required by the Lease, and shall comply with all applicable government permits, laws, ordinances and regulations.  Immediately upon completion of Lessee’s Improvements, Lessee shall file or cause to be filed a notice of completion.

D.                                    Ownership of Improvements.  Lessee’s Improvements shall be owned by Lessee during the Term of this Lease but shall remain a part of the Premises and shall be surrendered therewith at the end of the Term hereof or sooner termination of this Lease, at which time they shall become the property of Lessor without the payment of any consideration therefor.

E.                                      Liens.

(i)    Lessee shall not suffer or permit to be enforced against the Premises, or any part thereof, or Lessee’s Improvements thereon, any mechanics’, materialmen’s, contractors’ or subcontractors’ liens arising from or any claim for damages growing out of the work of any construction, repair, restoration, replacement or improvement, or any other claim or demand howsoever the same may arise, but Lessee shall pay or cause to be paid all of such liens, claims or demands before any action is brought to enforce the same against the Premises.  Lessee agrees to indemnify, defend and hold Lessor and the Premises free and harmless from all liability for any and all such liens, claims and demands, together with reasonable attorneys’ fees and all costs and expenses in connection therewith.  The foregoing notwithstanding, if Lessee shall in good faith contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend itself and Lessor against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against the Lessee or the Premises, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien, claim or demand indemnifying Lessor against liability for the same, and holding the Premises free from the effect of such lien or claim or, if Lessor shall request, Lessee shall procure and record the bond provided for in California Civil Code section 3143, or any comparable statute hereafter enacted, providing for a bond freeing the Premises from the effect of such lien or claim or action thereon.

(ii)    If Lessee does not cause to be recorded the bond described in California Civil Code section 3143 or otherwise protect the Premises under any alternative or successor statute, Lessor shall have the right, but not the duty, to pay or otherwise discharge the claim or lien or both.  Lessee shall reimburse Lessor for all sums paid by Lessor under this Paragraph, together with all Lessor’s reasonable attorneys’ fees and costs, plus interest on those sums, fees and costs at the lesser of ten percent

(10%) per annum or the highest rate permitted by law from the date of payment until the date of reimbursement.

55.                               Lessor’s Allowance.  Upon installation of the Perimeter Fence in compliance with Paragraph 54, Lessor shall reimburse Lessee up to One Hundred Thousand Dollars ($100,000.00) for Lessee’s cost to acquire and install the Perimeter Fence.  Lessee shall provide Lessor invoices evidencing such cost for payment by Lessor.

56.                               Representations Regarding Improvements.  Lessor and Lessee acknowledge that the specifications for Lessor’s Improvements have been provided by Lessee with the understanding that the site improvements completed to such specifications create a system adequate to handle the loads and uses dictated by Lessee’s Agreed Use (the “System”).  Lessor represents that Lessor’s Improvements will comply with Lessee’s specifications for the System, but Lessor does not represent or warrant that the System is adequate for Lessee’s Agreed Use.  Lessor shall be responsible for structural maintenance and repair of Lessor’s Improvements if such maintenance or repair is due to a defect in Lessor’s construction of Lessor’s Improvements.  However, Lessee shall be responsible for any maintenance or repair required due to the inadequacy of the System to support Lessee’s Agreed Use, or due to normal wear and tear.

57.                               Common Road Maintenance.  Lessor and Lessee acknowledge and agree that Lessee will share use of the main access road (“Wickland access road”) into the Premises with the adjoining property owner.  Lessee agrees to cooperate with the adjacent owner in using the Wickland access road, and not unreasonably interfere with such owner’s continued use of the road.  Lessee shall use the Wickland access road for ingress and egress and shall not allow vehicles to park or otherwise stop on the road.  Lessee shall not use the Wickland access road for loading or unloading vehicles or as a staging area for transporting vehicles.  Lessor acknowledges that Lessee’s use of the Wickland access road in compliance with this provision and the Lease will not unreasonably interfere with the adjoining property owner’s use.  Subject to the rights of the parties under the Shore Easements described at Paragraph 62(b) below, Lessor agrees not to allow any current or future user of the Wickland access road to unreasonably interfere with Lessee’s use of the road during the Lease Term.  Lessee shall be responsible for reimbursing Lessor for Fifty percent (50%) of all costs incurred to maintain, protect and repair in its current condition that portion of such road used by Lessee to enter the Premises (as depicted on the survey listed on Exhibit D referenced below) as necessary to prevent deterioration or as otherwise required by any applicable governmental authorities.  Lessee shall reimburse Lessor for such costs and expenses within ten (10) days following Lessor’s delivery of a written statement therefor.  The foregoing notwithstanding, Lessee shall pay one hundred percent (100%) of all costs and expenses for any capital improvements to the Wickland access road as a result of any increased traffic on the road caused by Lessee’s use or development of the Premises or if required by applicable governmental authorities as a condition of issuance of any Permits related to Lessee’s use or development of the Premises.

58.                               Right of First Refusal.  If Lessor desires to sell the Premises during the Term of the Lease or receives from a third party a bona fide offer acceptable to Lessor during the Term of the Lease to purchase the Premises, Lessee shall have a prior right to purchase such Premises on the terms offered by the third party.  Lessor shall give Lessee notice of such offer, together with a copy thereof, and Lessee shall have fifteen (15) days from receipt of said notice to enter into an agreement to acquire such interest at the terms of such offer and to close escrow for such acquisition within sixty (60) days of such agreement to acquire.  If Lessee fails to exercise such right of first refusal within the fifteen (15) day period or fails to close escrow within the subsequent sixty (60) day period, Lessor shall have one hundred eighty (180) days thereafter to sell the Premises to such third party (or any other party on similar terms) without resubmitting such offer to Lessee; provided, however, that any such sale shall be subject to this Lease and Lessee’s leasehold interest shall remain intact following the transfer of title to the Premises; provided further, Lessee shall attorn to any purchaser of the Premises as Lessor hereunder as long as the new owner does not disturb Lessee’s quiet enjoyment of the Premises in compliance with the Lease.  This Right of First Refusal shall be inapplicable to any transfers to affiliates of Lessor or transfers through merger, consolidation or reorganization of Lessor.  For purposes of this provision, “affiliates” shall mean entities controlled by or under common control of Lessor.  The foregoing Right of First Refusal shall apply only during the initial Lease Term, and shall not apply during any Option Term (as defined below).

59.          Options to Renew.

A.                                    Option.  Upon notice to Lessor received not more than eighteen (18) months but not less than twelve (12) months prior to the Expiration Date, Lessee shall have one (1) option (“Option”) to renew this Lease for a five (5) year term (“Option Term”) under the same terms and conditions of the Lease, except Base Rent.  Rent shall be at the then “Fair Market Rental,” as defined below.

B.                                    Fair Market Value.  For the purposes of this Paragraph 59, ‘‘Fair Market Rental” shall be rent paid for comparable properties with similar premises and Lessor Improvements (excluding the Building and Lessee Improvements), uses consistent with the zoning of the Premises, located in and around Martinez, California.  The rent paid for such comparable properties shall be determined by the agreement of the parties within sixty (60) days after Lessee gives notice to Lessor of its exercise of the Option.  If the parties are unable to agree upon such rent during the sixty (60) day period, each party shall, within thirty (30) days thereafter, simultaneously exchange each other’s written estimate of rent on a per square foot per year basis.  If one party fails to make the simultaneous exchange of the written estimates of rent, then the estimate made by the other party shall be deemed to be the Fair Market Rental.  If the higher of the two (2) estimates does not exceed the lower of the two (2) estimates by more than ten percent (10%) of the lower estimate, the Fair Market Rental for the Premises during the Option Term shall be ninety percent (90%) of the average of the two estimates.  If the higher estimate exceeds the lower estimate by more than ten percent (10%), each party shall, within ten (10) days after the date of exchange of each other’s estimate of Fair Market Rental, designate an independent appraiser who is a member of the American Institute of Real Estate Appraisers (MAI) with at least five (5) years’ experience in commercial/industrial appraisals in the San Francisco Bay Area.  The two (2) MAI appraisers so selected shall select a third MAI appraiser with similar qualifications who shall be an impartial person, unrelated or unaffiliated with, Lessor, Lessee, and the other appraisers.  The third appraiser shall then determine the Fair Market Rental for the Premises, and his determination shall be binding on both parties.  If one party fails to designate an appraiser as provided for above, then the other party’s appraiser shall make his determination for Fair Market Rental which shall be binding on both parties.  Each party shall compensate the appraiser designated by it and any compensation payable to the third appraiser shall be paid equally by Lessor and Lessee.

C.                                    Agreement to Negotiate.  During the second (2nd) year of the Option Term Lessor and Lessee agree to meet, and use good faith efforts to attempt to negotiate a Lease extension for an additional five (5) year period beyond expiration of the Option Term.

60.                               Force Majeure.  Lessor shall incur no liability to Lessee with respect to, and shall not be responsible for any failure to perform, any of Lessor’s obligations under the Lease if such failure is caused by any reason beyond the control of Lessor including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, status or interpretation, or by fire, flood, earthquake, civil commotion, or failure or disruption of utility services.  The amount of time for Lessor to perform any of Lessor’s obligations shall be extended by the amount of time Lessor is delayed in performing such obligation by reason of any force majeure occurrence whether similar to or different from the foregoing types of occurrences.

61.                               Signage.  Subject to approval of applicable governmental authorities and Lessor’s reasonable approval, Lessee may install signage on the Premises.

62.                               Acknowledgment Regarding Ownership.  Lessor recently has conveyed (i) approximately seventy (70) acres of property of which the Premises are a part (“Retained Parcel”), and (ii) certain other adjacent property (“Buyer’s Parcel”) to Shore Terminals, LLC, a Delaware LLC (“Buyer”).  Buyer and Lessor have agreed that Seller will complete a lot line adjustment whereby the Retained Parcel will be separated out from Buyer’s Parcel and reconveyed to Lessor.  Pursuant to an Agreement for Grant and Reservation of Easements between Lessor and Buyer dated October 30, 1998, Lessor has the right to Lease the Premises to third parties without Buyer’s consent during the time period between the closing of the sale to Buyer and the completion of the lot line adjustment.

63.                               Acknowledgment of CC&R’s and Conditions of Record.

A.                                   As part of the conveyance of the Retained Parcel and Buyer’s Parcel to Buyer as described in Paragraph 62, Buyer executed and recorded against the Retained Parcel, including the Premises, a Declaration of Covenants, Conditions and Restrictions for the Martinez Terminal dated as of October 30, 1998, in substantially the form attached as Exhibit C hereto (“CC&R’s”).  Lessor represents that upon Lessee and Lessor obtaining all necessary Permits, Lessee’s Agreed Use in compliance with all conditions to such Permits and all other Applicable Requirements will not violate the CC&R’s.  Lessee agrees to comply with the CC&R’s and all other conditions, covenants and easements of record against the Premises, whether such conditions, covenants and easements are recorded prior to the Commencement Date or during the Lease Term, as long as, to the extent that such covenants, conditions or easements are recorded after the Commencement Date, they do not materially interfere with Lessee’s use of the Premises.

B.                                     As part of the conveyance of the Retained Parcel and Buyer’s Parcel to Buyer, Lessor has recorded against the Retained Parcel and Buyer’s Parcel certain easements more particularly described on Exhibit D to this Lease (the “Shore Easements”).  Lessee has been provided copies of the Shore Easements and acknowledges that:  (i) its leasehold interest is subject to the Shore Easements; and, (ii) The Shore Easements do not interfere with Lessee’s use or occupancy of the Premises.

64.                               No Leasehold Encumbrances.  Lessee shall not record any documents against the Premises or encumber the Premises during the Lease term or any Option Term without first obtaining Lessor’s consent, which may be withheld in Lessor’s sole discretion.

65.                               Termination.  Prior to the Commencement Date, and as a condition to Lessor’s delivery of possession of the Premises to Lessee, Lessee shall surrender all rights to the real property located in Crockett, California, leased by Wickland Oil Company to Lessee pursuant to the terms of the Selby I Lease.

Lessor:

Date: 12/23/98	Wickland Oil Martinez, L.P., a California Limited Partnership

	By:	/s/ Daniel E. Hall
	Its:	Vice-President

Lessee:

Date: 12/23/98	Copart, Inc., a California Corporation

	By:	/s/ Paul A. Styer
	Its:	Secretary
Date:

EXHIBIT A

MARTINEZ INDUSTRIAL LAND

DRAWING OF PROPERTY

EXHIBIT B

DRAINAGE PLAN

Map of Martinez

EXHIBIT C

CC&R’s

RECORDING REQUESTED BY:

AND WHEN RECORDED MAIL TO:

Brobeck, Phleger & Harrison LLP

550 South Hope Street, Suite 2100

Los Angeles, California 9007-2630

Attention:  Jerry Walsh, Esq.

(Space Above Line For Recorder’s Use Only)

DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS

FOR THE MARTINEZ TERMINAL

THIS DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS (this “Declaration”) dated as of October 30, 1998, is made by SHORE TERMINALS LLC, a Delaware limited liability company (“Declarant”) with reference to the following Recitals:

R E C I T A L S

A.                                   Declarant is the present fee title owner of certain real property (the “Property”) located in the City of Martinez, Contra Costa County, State of California, and more particularly described in Exhibit A attached hereto.

B.                                     Declarant intends to convey a portion of the Property (the “Restricted Property”) to Wickland Oil Martinez, L.P., a California limited partnership (“WOM”) pursuant to that certain Purchase and Sale Agreement, dated August 7, 1998 (as amended, collectively, the “Purchase Agreement”) between WOM and Declarant.

C.                                     Pursuant to the Purchase Agreement, Declarant desires to subject the Property to the covenants, conditions, restrictions and reservations set forth in this Declaration to insure that the Restricted Property is developed, used and maintained in a manner which is consistent with this Declaration for the benefit of the Terminal Property.

ARTICLE I.

DEFINITIONS

Unless the context requires otherwise, the terms defined in this Article I shall, for all purposes of this Declaration, have the meaning herein specified.

“Affiliate” shall mean any and all subsidiaries of Declarant, partnerships or corporations of which Declarant owns or controls fifty percent (50%) or more of the stock, partnership interests or voting rights or for which there are substantially the same management and key employees as Declarant.

“Declarant” shall mean Shore Terminals LLC, a Delaware limited liability company, and its successors in interest and assignees that expressly assume in writing the obligations of Declarant under this Declaration.

“Declaration” shall mean this Declaration of Covenants, Conditions and Restrictions, as amended from time to time.

“Effective Date” shall mean the date of recordation of this Declaration.

“Improvements” shall mean and include, but not be limited to buildings, parking areas, loading areas, fences, walls, hedges, landscaping, plantings, poles, signs and any other structures or improvements of any type or kind located on the Property or any portion thereof and any replacements, additions, repairs or alterations thereto of any kind whatsoever.

‘‘Leases” shall mean any leases encumbering the Property or any portion thereof, and any and all assignments, addenda, amendments, exhibits, modifications and subleases thereof or thereto, and consents to assignments thereto.

“Lessee” shall mean each lessee, sublessee, licensee, concessionaire or other occupant (except for any Owner as defined below) in possession of any portion of the Property.

“Owner” shall mean each and every owner of the Property or any portion thereof or interest therein during the term of this Declaration, including Declarant and WOM.

“Permitted Use” shall mean light or heavy industrial uses permitted under zoning laws existing as of the date of this Declaration or as dedicated open space.

“Prohibited Purposes” shall mean the operation or development of a petroleum or hydrocarbon product tank farm storage terminal.

“Property” is defined in Recital A above.

“Regulations” shall mean all present and future applicable laws, statutes, codes, ordinances, rules, regulations, limitations, restrictions, orders, judgments or other requirements of any governmental or quasi-governmental authority having jurisdiction over the Property, Restricted Property, Improvements or Owner.

“Restricted Property” is defined in Paragraph 3.1 below.

“Term” is defined in Paragraph 2.3 below.

“Terminal Property” shall mean all portions of the Property except for the Restricted Property.

“WOM” shall mean Wickland Oil Martinez, L.P., a California limited partnership, its successors and assigns.

ARTICLE II.

PROPERTY SUBJECT TO THIS DECLARATION

2.1                               General Declaration.  Declarant hereby covenants, agrees and declares that the Property is and shall be, conveyed, hypothecated, encumbered, leased, occupied, built upon or otherwise used, improved or transferred in whole or in part subject to this Declaration.  All of the covenants, restrictions and equitable servitudes contained in this Declaration are declared and agreed to be in furtherance of a plan for the use, maintenance and development of the Property and are established for such purposes.  All of the covenants, conditions and equitable servitudes contained in this Declaration shall run with the Property for all purposes and shall be binding upon Owner and Declarant and their successors and assigns and shall inure to the benefit of Owner and Declarant and their successor and assigns and the Terminal Property.

2.2                               Binding on Lessees.  Owner shall require all Lessees under any Leases entered into after the Effective Date to comply with this Declaration.  Therefore, a copy of this Declaration shall either be attached as an exhibit to any such Leases executed after the Effective Date or shall be delivered to the Lessees thereunder.

2.3                               Term.  The term of this Declaration shall commence upon the Effective Date and shall continue and remain in full force and effect at all times with respect to the Property and each part thereof, until ninety-nine (99) years after the Effective Date (the “Term”).

ARTICLE III.

REGULATION OF OPERATIONS AND USES

3.1                               Permitted Uses.  During the first fifteen (15) years of the Term of this Declaration, the Restricted Property, as more particularly described on Exhibit B attached hereto, shall be used solely for the Permitted Use and no other use shall be permitted during the first fifteen (15) years of the Term of this Declaration without the prior written approval of Declarant, which approval may be withheld in Declarant’s sole and absolute discretion.

3.2                               Prohibited Uses.  Neither Owner nor any other person or entity shall use the Restricted Property or any portion thereof, for any of the Prohibited Purposes during the Term of this Declaration.

ARTICLE IV.

MAINTENANCE AND REPAIR

4.1                               General.  Owner shall at all times maintain or cause the maintenance of the Restricted Property in good condition and repair and in compliance with all Regulations.

ARTICLE V.

EVENTS OF DEFAULT AND REMEDIES

5.1                               Events of Default.  It shall be an event of default (“Event of Default”) under this Declaration if Owner fails to observe and perform any provision of this Declaration to be observed or performed by Owner if such failure continues for fifteen (15) days after written notice thereof by Declarant.

5.2                               Remedies.  In addition to any other remedies provided by law or equity, Declarant may enforce the obligations under this Declaration if an Event of Default by any Owner under this Declaration has occurred, Declarant may commence and maintain a suit against any Owner for damages, declaratory or injunctive relief, specific performance or any other legal or equitable relief permitted under applicable law.

ARTICLE VI.

MISCELLANEOUS

6.1                               Interpretation.  This Declaration shall be construed in accordance with and governed by the laws of the State of California.  If any provision of this Declaration or application thereof to any person or circumstances shall to any extent be invalid, the remainder of this Declaration shall not be affected and each provision of this Declaration shall be valid and enforced to the fullest extent permitted by law.  Exhibits A and B attached hereto are incorporated by reference herein. This Declaration can only be modified by a writing executed by Declarant.  No waiver of any Event of Default or any covenant, condition or restriction imposed by this Declaration shall be implied from any omission by Declarant to take action on account of such Event of Default if such Event of Default persists or is repeated.

6.2                               Attorneys’ Fees.  If any legal action, arbitration or other proceeding is commenced to enforce or interpret any provision of this Declaration, the prevailing party shall be entitled to an award of its actual attorney’s fees and expenses, whether or not such action is pursued to judgment.  The phrase “prevailing party” shall include a party who receives substantially the relief desired whether by dismissal, summary judgment or otherwise.

6.3                               Notices. All notices and requests given under this Declaration shall be in writing and shall be served either personally, by FedEx or by registered or certified mail, return receipt requested. Notices shall be deemed received at the earlier of actual receipt or three (3) days following deposit in the U.S. Mail, postage prepaid.  Notices shall be directed to the following addresses:

Declarant:	Shore Terminals LLC 2801 Waterfront Road Martinez, California 94553 Attention: Richard (Beau) Shore

with copies to:	Shore Terminals LLC c/o Onyx Holdings, Inc. Northwest Bank Tower 2550 Middle Road, Suite 603 Bettendorf, Iowa 52772 Attention: David L. Widener

Owner:	Wickland Oil Martinez, L.P. 3640 American River Drive Sacramento, California 95864 Attention: Roy L. Wickland

Declarant may change its address for notice by giving written notice in accordance with this Section.

6.4                               Constructive Notice and Acceptance. Every person or other entity who now or hereafter owns or acquires any right, title or interest in or to any portion of the Property, including the Restricted Property, subject to this Declaration is and shall be conclusively deemed to have consented and agreed to every covenant, condition and restriction contained herein, whether or not any reference to this Declaration is contained in the instrument by which such person or entity acquired an interest in the Property.

6.5                               No Third Party Beneficiaries. This Declaration shall be binding upon and inure to the benefit of Declarant and its successors and assigns. Except for the foregoing, this Declaration is not intended and shall not be deemed or construed to create any rights in any third parties (including, without limitation, any Lessees of future Leases or any successors and assigns of Declarant that are not also Affiliates).

IN WITNESS WHEREOF, Declarant has caused its duly authorized representatives to execute this Declaration as of this 30th day of October, 1998.

SHORE TERMINALS LLC,
a Delaware limited liability company

By:	/s/ Richard S. Shore, Jr.
Richard S. Shore, Jr.

EXHIBIT A

(Legal Description of the Property)

DRAWING OF LEASED PROPERTY

Exhibit A

EXHIBIT B

DRAWING OF DRAINAGE PLAN

Exhibit B

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California County of					— OPTIONAL SECTION — CAPACITY CLAIMED BY SIGNER

On		, before me,			Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.
	DATE		Name and Title of the Officer - e.g., “JANE DOE NOTARY PUBLIC”

personally appeared Richard (Beau) Shore,					☐ INDIVIDUAL
			Name(s) of Signer(s)		☒ CORPORATE OFFICER(S)
☐ personally known to me – OR ☐ proved to me on the basis of satisfactory evidence

TITLE(S)

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

				☐ PARTNER(S)	☐ LIMITED
☐ GENERAL
☐ ATTORNEY-IN-FACT
☐ TRUSTEE(S)
		WITNESS my hand and official seal.			☐ GUARDIAN/CONSERVATOR
☐ OTHER:

SIGNATURE OF NOTARY
SIGNER IS REPRESENTING NAME OF PERSON(S) OR ENTITY(IES)

OPTIONAL SECTION

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED AT RIGHT:			Title or Type of Document
Number of Pages Date of Document

Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.			Signer(s) Other Than Named Above

EXHIBIT D

SHORE EASEMENTS

MARTINEZ TERMINAL

I.                                         Easements

1.                                       Agreement for Grant and Reservation of Easements (Martinez Terminal), dated October 30, 1998, between Shore Terminals LLC, a Delaware limited liability company (“Grantor”), and Wickland Oil Martinez, L.P., a California limited partnership (“Grantee”), as recorded in the Official Records of Contra Costa County, California, on November 2,1998, as Document No. 98-0273349-00.

2.                                       Agreement for Grant of Easement (Martinez Terminal Natural Gas Pipeline Easement), dated October 30, 1998, between Grantor and Grantee, as recorded in the Official Records of Contra Costa County, California, on November 2, 1998, as Document No. 98-0273350-00.

II.                                     Survey

1.                                       ALTA/ACSM Survey - Martinez Terminal for Wickland Oil, dated September 1998, prepared by David Evans and Associates, Inc. (Page 4, only).

EXHIBIT E

PERMIT CONDITIONS

Archaeology

4.                                       Should archaeological materials be uncovered during grading, trenching or other on-site excavation(s), earthwork within 30 yards of these materials shall be stopped until a professional archaeologist who is certified by the Society of Professional Archaeology (SOPA) has had an opportunity to evaluate the significance of the find and suggest appropriate mitigation(s), if deemed necessary.

5.                                       The applicant shall submit grading plans for review and approval of the Community Development Department prior to issuance of grading permits.

Landscaping

6.                                       Prior to Phase Two construction period, a landscaping and irrigation plan for all areas shown on the plan shall be submitted for review and approval of the Zoning Administrator at least 30 days prior to issuance of building permits. A cost estimate shall be submitted with the landscaping program plan. Landscaping shall conform to the County Water Conservation Landscape Ordinance 82-26 and shall be installed prior to or approval of final building permit.

The plan shall be prepared by a licensed landscape architect and shall be certified to be in compliance with the County Water Conservation Ordinance.

7.                                       If occupancy is requested prior to the installation of the landscape and irrigation improvements, then either: (1) a cash deposit; (2) a bond; or (3) a letter of credit, shall be delivered to the County for 125 percent of the estimated cost of the uncompleted portion of the landscape and irrigation improvements. If compliance is not achieved after six months of occupancy as determined by the County Zoning Administrator, the County shall contract for the completion of the landscaping and irrigation improvements to be paid for by the held sum. The County shall return the unused portion within one year of receipt or at the completion of all work.

Signs

8.                                       All signs shall be subject to the review and approval of the Zoning Administrator. No other outside displays are permitted.

Phase II

•                                          Applicant shall inspect each vehicle upon delivery to the site. Prior to storage on-site, any compromised system containing fluids shall be drained and fluids disposed of properly.

•                                          Fluid removal shall be permitted on-site within a permanent facility located on the project site.

•                                          The facility where fluid removal will take place shall have a concrete floor and be covered to prevent exposure to precipitation. The area where this work will take place shall be sloped to drain to the sanitary sewer system or other acceptable filtering facility.

•                                          Vehicles with damaged that have the potential for exposure of pollutants to precipitation shall be stored in a covered area or shall be covered to prevent exposure to precipitation during the period from October 1 to April 15 or during any significant storm event after April 5.

•                                          Bulk vehicle fluid storage areas shall have a concrete floor, be covered and a containment berm provided around storage containers. Any drainage required for storage areas shall be discharged to the sanitary sewer system or other acceptable filtering facility.

•                                          Stencil all storm drain inlets with “No Dumping, Drains to Delta” using thermoplastic tape. Incorporate ongoing employee training programs on the potential to pollute storm water and the property handling of hazardous materials.

Fees:

31.                                 Applicant shall comply with the requirements of the Bridge/Thoroughfare Fee ordinance for the Bay Point Area of Benefit and the Eastern Contra Costa Subregional Transportation Mitigation Fee Area of Benefit as adopted by the Board of Supervisors for Phase I of the project. A building permit hold shall be placed on this parcel for the construction of any improvements related to Phase II of this project as approved with this application.  The building permit hold shall be released after review of the Phase II improvements by the Public Works. Transportation Engineering Division and a determination made as to the appropriate area of benefit fee schedule for the proposed project.